Exhibit 77D: Policies with respect to security investments

Morgan Stanley Institutional Liquidity Funds
Morgan Stanley Institutional Liquidity Funds made changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR filed via
EDGAR with the Securities and Exchange Commission on December 13, 2012 (accession number 0001104659-12-
085756) and incorporated by reference herein.